DURABLE POWER OF ATTORNEY

WITH RESPECT TO

ALLSTATE ASSURANCE COMPANY VARIABLE LIFE SEPARATE ACCOUNT
(REGISTRANT)

AND

ALLSTATE ASSURANCE COMPANY
(DEPOSITOR)

The undersigned Director, Senior Vice President and Controller of Allstate Assurance Company constitutes and appoints Angela K. Fontana, as his true and lawful attorney-in-fact and agent, in any and all capacities, to sign this registration statement: File No. 333-214403 of the Allstate Assurance Company Variable Life Separate Account and Allstate Assurance Company, and any amendments thereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable. I hereby ratify and confirm each and every act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. My subsequent disability or incapacity shall not affect this Power of Attorney.

April 10, 2020

/s/ John C. Pintozzi
John C. Pintozzi
Director, Senior Vice President and Controller